Exhibit 99.1

NuZee Appoints Experienced Finance and CPG Professional Randell Weaver as Chief Financial Officer

RICHARDSON, Tex. — (August 15, 2023) — NuZee, Inc. (Nasdaq: NUZE), a leading coffee co-packing and technology company, today announces the appointment of Randell Weaver as its chief financial officer.

Mr. Weaver joins NuZee with more than 30 years of well-rounded manufacturing, distribution, and CPG experience with three prior terms as a public company CFO and demonstrated success rate in cash management, fund raising, building and mentoring staffs, structuring financing options, optimizing performance, growth, strategic planning and managing relationships.

Prior to joining NuZee, Mr. Weaver served as chief financial officer of Reinvention Unlimited, Inc, which provides financial and operational management, mentoring and executive oversight services for international manufacturing and distribution clients with a focus on regulated industries in food, pharmaceuticals and contracting. Before that, he held several key positions, including CFO of a publicly held CPG manufacturing and distribution company with international operations and units in baked organic baby foods, nutritional supplements, and highly regulated cannabis products. While there, he transitioned that issuer’s listing from TSX to NASDAQ and helped raise in excess of $15 million in debt and equity  . He also facilitated the conversion from the IFRS accounting standard to US GAAP compliant financial statements. Mr. Weaver also previously held interim CFO positions at a private equity-acquired food packaging company and a frozen food company.

Mr. Weaver holds a Bachelor of Science degree in business administration from Cal State University, Northridge, and a Master of Arts in spiritual psychology from University of Santa Monica.

Masa Higashida, NuZee’s CEO, commented, “Randy’s extensive experience both as a financial officer in a public company, and within the CPG, and in particular, food packaging space equip him with a solid understanding of our business model. We look forward to collaborating with him in helping drive NuZee forward as we continue to grow rapidly within the market.”

Mr. Weaver added, “I am thrilled to join the NuZee team and am genuinely excited about the innovations the company is spearheading in the single-serve coffee market. Working with such a dedicated group of professionals, I am committed to extending our impact in the market and enhancing shareholder value.”

To learn more about NuZee and its innovative solutions, visit mynuzee.com.

About NuZee Coffee

NuZee, Inc., (Nasdaq: NUZE), is a leading co-packing company for single-serve coffee formats that partners with companies to help them expand within the single-serve and private label coffee category. Providing end-to-end innovative and sustainable solutions with the flexibility and capacity for both small roasters and large global brands, NuZee is revolutionizing the way single-serve coffee is enjoyed in the U.S. Through the brand’s unique process, NuZee fulfills every aspect of co-packing needs, from sourcing, roasting and blending, to packing and packaging.

Forward-looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. NuZee cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect NuZee’s current expectations and NuZee does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other NuZee statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond NuZee’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties, many of which are beyond our control, include: NuZee’s plan to obtain funding for its operations, including funding necessary to develop, manufacture and commercialize its products; the impact to NuZee’s business from COVID 19 global crisis; general market acceptance of and demand for NuZee’s products; and NuZee’s commercialization, marketing and manufacturing capabilities and strategy; for description of additional factors that may cause NuZee’s actual results, performance or expectations to differ from any forward looking statements, please review the information set forth in the ‘Risk Factors’ and “ Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the NuZee’s public reports and NuZee’s other filings made with the SEC.

SOURCE NuZee, Inc.

Contacts:

Investors:

CORE IR

Justin Kulik

ir@nuzee.com

Media:

CORE IR

Jules Abraham

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